UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report (Date of earliest event reported)             July 20, 2004

DPAC TECHNOLOGIES CORP.

(Exact name of registrant as specified in its charter)

California	0-14843	33-0033759
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7321 Lincoln Way, Garden Grove, California		92641
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     (714)  898-0007

Not Applicable

(Former Name or former address, if changed, since last report)

Item 5.                    Other Information and Regulation FD Disclosure

On July 21, 2004, DPAC Technologies Corp. applied to begin trading on the Nasdaq SmallCap Market effective Monday, August 2, 2004, at the opening of trading.

DPAC received a notice from Nasdaq dated July 19, 2004, indicating that DPAC had become non-compliant with the minimum shareholder’s equity requirement of $10,000,000 to maintain or continue our listing on The Nasdaq National Market.

Our shareholders’ equity, as reported as of May 31, 2004, is sufficient for listing on The Nasdaq Small Cap Market.  For purposes of switching from National Market to Small Cap, our deficiency regarding the minimum bid price requirement will be ignored initially.  Compliance with that requirement will only be waived until December 20, 2004, the compliance date previously announced.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPAC TECHNOLOGIES CORP.
(Registrant)

Date:	July 21, 2004	By:	/s/ William M. Stowell
William M. Stowell
Chief Financial Officer